EXHIBIT 10.3

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of April 25, 2008, by and between Jacob Weiss (the “Employee”) and Medis Technologies Ltd., a Delaware corporation (the “Company”).  Each of the Employee and the Company are sometimes referred to herein as a “Party” or, collectively, as the “Parties.”

RECITALS

WHEREAS, the Employee has been granted the options to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company, which are identified on Exhibit A attached hereto (the “Options”);

WHEREAS, the Board of Directors of the Corporation (the “Board”), the Compensation Committee of the Board and the Audit Committee of the Board, each (a) has carefully reviewed and analyzed the transactions contemplated herein, (b) believes it to be in the Company’s best interest to (i) cancel the Options upon their surrender to the Company pursuant to the terms hereof and (ii) issue certain restricted shares of Common Stock to the Employee as an incentive to the Employee to surrender the Options and for the Employee’s long-term future performance, and (c) has approved and authorized the Company to enter into such transactions, all upon the terms and conditions hereinafter set forth; and

WHEREAS, the Employee desires to enter into the transactions contemplated by this Agreement, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Surrender and Cancellation of Options.  Subject to the terms and conditions of this Agreement, the Employee agrees as of the date hereof to surrender to the Company all of the Options, at which time the Company shall cancel the Options. Upon such cancellation, the stock option agreements representing the Options (the “Option Agreements”) and any other document regarding the surrendered Options will terminate and be of no further force and effect. Such surrender and cancellation are together referred to herein as the “Option Cancellation.”

2.    Issuance of Restricted Shares.  Subject to the terms and conditions of this Agreement, the Company agrees to issue to the Employee, as of the date hereof, an aggregate of 92,000 shares of its Common Stock (the “Restricted Shares”), set forth more fully on Exhibit A attached hereto, which Restricted Shares shall be issued pursuant to, and have the terms and conditions set forth in, the Company’s 2007 Equity Incentive Plan and in one or more Restricted Share Agreements in the form attached hereto as Exhibit B (the “Restricted Share Agreement” and, collectively with this Agreement, the “Transaction Documents”). The issuance of the Restricted Shares to the Employee, collectively with the Option Cancellation, the “Transactions.”

3.    Deliveries.  Concurrently with the Option Cancellation, (a) the Employee shall deliver to the Company the originally executed Option Agreements representing all of the

Options, marked “cancelled” and (b) the Company and the Employee shall execute and deliver the Restricted Share Agreement(s).

4.    Representations and Warranties of the Employee.  The Employee represents and warrants to the Company as follows:

(a)    Obligation of the Employee.  The Transaction Documents constitute the legal, valid and binding obligation of the Employee, enforceable in accordance with their respective terms.

(b)    Non-Contravention.  Neither the execution and delivery of the Transaction Documents, nor the consummation of the Transactions, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Employee is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Employee is a party or by which the Employee is bound or to which the Employee’s assets are subject.

(c)    The Options.  The Employee is the record and beneficial owner of the Options. The Employee owns the Options free and clear of all claims, charges, equities, liens, security interests, pledges, mortgages or encumbrances (other than (i) as will be discharged on or prior to the date hereof and (ii) any restrictions under the Securities Act of 1933, as amended (the “Securities Act”) or state securities laws).

(d)    Investment Experience.  The Employee is an “accredited investor” as defined in Rule 501(a) of Regulation D, promulgated under the Securities Act or, if not an “accredited investor,” either alone or with the Employee’s representatives has such knowledge and experience in financial and business matters that the Employee is capable of evaluating the merits and risks of the Transactions. The Employee is aware of the Company’s business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to enter into and consummate the Transactions. The Employee acknowledges that the Employee has been afforded the opportunity to ask questions and receive answers from the Company regarding the (i) Company, (ii) Transactions, (iii) Transaction Documents and (iv) Restricted Shares, and to obtain any additional information reasonably necessary to verify the accuracy of such information, and has received satisfactory answers to any such questions. The Employee further acknowledges that the Employee has been afforded the opportunity to consult the Employee’s own legal, tax and financial advisors regarding the (i) Company, (ii) Transactions, (iii) Transaction Documents and (iv) Restricted Shares, and that the Employee possesses, either alone or with the Employee’s representatives, such business and financial experience to protect the Employee’s own interests in connection with the consummation of the Transactions, and further acknowledges that the Employee has not received and is not relying upon any legal, tax or financial advice from the Company or any of its employees, officers or representatives.

(e)    Investment Intent.  The Employee is acquiring the Restricted Shares for the Employee’s own account for investment purposes only and not with a present view to, or for resale in connection with, any distribution thereof, or any direct or indirect participation in any such distribution, in whole or in part, within the meaning of the Securities Act. No arrangement exists between the Employee and the Company and any other person regarding the resale or distribution of the Restricted Shares. The Employee understands that the right to transfer the Restricted Shares is not permitted absent registration under the Securities Act or an exemption therefrom and that the Company is not required to register the Restricted Shares under the Securities Act or register or qualify the Restricted Shares under any state securities law.

5.    Representations and Warranties of the Company.  The Company represents and warrants to the Employee as follows:

(a)    Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)    Authorization.  (i) The Company has all requisite corporate power, capacity and authority and has taken all requisite corporate action to authorize, execute and deliver each of the Transaction Documents, to consummate the Transactions and to carry out and perform all of its obligations under the Transaction Documents and (ii) the Transaction Documents each constitutes the legal, valid and binding obligation of the Company.  Except as otherwise described herein or as may be required by The Nasdaq Global Market, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency or third party in order to consummate the Transactions.

(c)    Non-Contravention.  Neither the execution and delivery of the Transaction Documents, nor the consummation of the Transactions, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Company is subject, or violate any provision of its certificate of incorporation or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which its assets are subject.

6.    Covenants.

(a)    The Employee hereby covenants and agrees that (i) the Employee will use the Employee’s best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the Transactions and (ii) in case at any time after the date hereof any further action is necessary to carry out the purposes of the Transaction Documents, the Employee will take such further action (including, without limitation, the execution and delivery of such further instruments and documents) as the Company reasonably may request, all at the sole cost and expense of the Company.

(b)    The Company hereby covenants and agrees that (i) it will use its best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the Transactions and (ii) in case at any time after the date hereof any further action is necessary to carry out the purposes of the Transaction Documents, it will take such further action (including, without limitation, the execution and delivery of such further instruments and documents) as the Employee reasonably may request, all at the sole cost and expense of the Company.

7.    Miscellaneous.

(a)    Entire Agreement.  The Transaction Documents constitute the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(b)    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, assigns, personal representatives, heirs, executors and administrators.  Notwithstanding the foregoing, neither of the Parties may assign either this Agreement or any of their respective rights, interests, or obligations hereunder without the prior written approval of the other Party.

(c)    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(d)    Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(e)    Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(f)    Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and the Employee.  No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(g)    Survival.  The representations, warranties, covenants and agreements made in this Agreement shall survive the execution and delivery hereof and any investigation made by the Company or the Employee.

(h)    Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

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IN WITNESS WHEREOF, the Parties hereto have executed this Exchange Agreement as of the date first above written.

/s/ Jacob Weiss [EMPLOYEE] MEDIS TECHNOLOGIES LTD. By: /s/ Howard Weingrow Name: Howard Weingrow Title: COO

Exhibit A

Options and Restricted Shares

Exercise Price	13.08	14.93	20.98	14.90	Total
Date issued	3-Nov-04	26-Aug-05	18-Jul-06	4-Jun-07
Date Vested	3-Nov-05	29-Dec-05	18-Jul-07	4-Jun-08
Expiration Date	3-Nov-08	26-Aug-09	18-Jul-10	4-Jun-11
Number of options to be cancelled:
Jacob Weiss	35,000	55,000	75,000	65,000	230,000
Number of restricted shares to be issued at 2.5 to 1:
Jacob Weiss	14,000	22,000	30,000	26,000	92,000
Restricted shares vesting date:	3-Nov-08	One year from exchange	13 months from exchange	14 months from exchange

Exhibit B

Restricted Share Agreement